Exhibit 99.1

Level 3 Financing completes sale of Sustainability-Linked Senior Notes

Higher-interest senior notes to be redeemed with net proceeds

DENVER, Jan. 13, 2021 — Lumen Technologies* (NYSE: LUMN) announced that its wholly-owned subsidiary, Level 3 Financing Inc. (“Level 3 Financing”), completed its previously-announced private offering of $900 million aggregate principal amount of its unsecured 3.750% Sustainability-Linked Senior Notes due 2029 (the “Sustainability-Linked Notes”). The Sustainability-Linked Notes are aligned with Lumen’s science-based emission reduction targets and its commitment to environmental, social and governance (ESG) initiatives.

Level 3 Financing intends to use the net proceeds from the offering, together with cash on hand, to redeem all $900 million aggregate principal amount of Level 3 Financing’s 5.375% Senior Notes due 2024 (the “2024 Notes”) on the terms described below.

The Sustainability-Linked Notes are unsubordinated, unsecured obligations of Level 3 Financing, and are guaranteed on an unsecured basis by Level 3 Financing’s direct parent, Level 3 Parent LLC. The Sustainability-Linked Notes were privately placed without being registered under the Securities Act of 1933, as amended.

In connection with completing the offering, Level 3 Financing today issued notices to redeem all $900 million aggregate principal amount of its outstanding 2024 Notes. Pursuant to these notices, on Feb. 12, 2021, the 2024 Notes will be redeemed at par plus accrued and unpaid interest to, but excluding, the redemption date. Additional information regarding the redemption of the 2024 Notes is available from Bank of New York Mellon. This press release does not constitute a notice of redemption with respect to any of Level 3 Financing’s outstanding senior notes.

Additional information on the Sustainability-Linked Notes will be available in the Current Report on Form 8-K to be filed later today.

About Lumen

Lumen is guided by our belief that humanity is at its best when technology advances the way we live and work. With approximately 450,000 route fiber miles and serving customers in more than 60 countries, we deliver the fastest, most secure platform for applications and data to help businesses, government and communities deliver amazing experiences.

Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States. Lumen Technologies LLC is a wholly-owned affiliate of CenturyLink Inc.

* The Lumen brand was launched on Sept. 14, 2020. As a result, CenturyLink, Inc. is referred to as Lumen Technologies, or simply Lumen. The legal name CenturyLink, Inc. is expected to be formally changed to Lumen Technologies, Inc. on Jan. 22, 2021. Effective as of Jan. 22, 2021, the CUSIP number for the company’s common stock is scheduled to change to 550241 103.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” “will,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: changes in the cash requirements, financial position, financing plans, credit ratings or investment plans of Level 3 Financing or its affiliates; changes in general market, economic, tax, regulatory or industry conditions; and other risks referenced from time to time in the filings of Lumen Technologies or Level 3 Parent LLC with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. We may change our intentions, strategies or plans (including our plans expressed herein) without notice at any time and for any reason.

Media Contact:	Investor Contact:
Jeremy Jones	Mark Stoutenberg
Jeremy.Jones@lumen.com	Mark.Stoutenberg@lumen.com
+1 720-567-7044	+1 720-888-1662

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